UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2008

           Score One, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-26717	88-0409164
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
0001090062
(Central Index Key)

Services-Management
Consulting Services
8742
(Standard Industrial Classification)

Level 25, Bank of China Tower, 1 Garden Road, Central, Hong Kong SAR
(Address of principal executive offices, including zip code)

   +852 3105 5063
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant's Certifying Accountant

On April 8, 2008, Score One, Inc. (“Company”) terminated Jeffrey Tsang & Co., CPA, Hong Kong as the certifying accounting firm for the Company and its subsidiaries effective immediately. Jeffrey Tsang & Co., CPA, Hong Kong's audit report of the Company's consolidated financial statements for the fiscal year ended December 31, 2006 did not contain any adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

Effective April 8, 2008 the Company's board of directors approved the selection of Xinbo Hu, CPA / HUB Certified Public Accountants as its independent registered public accounting firm. During the Company's most recent fiscal years and the interim period through the date of this report, neither the Company nor anyone on its behalf has consulted with Xinbo Hu, CPA / HUB Certified Public Accountants regarding any of the matters referenced in Item 304(a)(2) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Score One, Inc.

Date: April 8, 2008	/s/Zhenping Wang
Zhenping Wang
President and Chairman of the Board